UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 12, 2005

International Shipping Enterprises, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51047	57-1212493
(Commission File Number)	(IRS Employer Identification No.)

1225 Franklin Avenue, Suite 325, Garden City, New York	11530
(Address of Principal Executive Offices)	(Zip Code)

(516) 240-8025

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 12, 2005, International Shipping Enterprises, Inc. (“ISE”) entered into a senior secured credit facility with HSH Nordbank AG. Pursuant to the credit facility, ISE will be able to borrow up to $520.0 million to be used for the acquisition of Navios Maritime Holdings Inc. (“Navios”) and for general corporate and working capital purposes after the acquisition of Navios and the reincorporation of ISE from the State of Delaware to the Republic of the Marshall Islands. The interest rate under the facility, depending upon the tranche being borrowed, will be LIBOR or applicable interest rate swap rate, plus the costs of complying with any applicable regulatory requirements and a margin ranging from 1.5% to 2.75% per annum. The amounts under the facility will be secured by the assets of Navios, which upon acquisition of the outstanding securities of Navios by ISE and upon reincorporation by ISE, will be the assets of Navios Maritime Holdings Inc., the reincorporated company. Of the $520.0 million, (i) $140.0 million matures eight (8) years from the closing of the acquisition of Navios and is to be repaid in quarterly amounts during such term, and (ii) $380.0 million matures over six (6) years from the closing of the acquisition of Navios and is to be repaid in quarterly amounts during such term. Outstanding amounts under the facility may be prepaid without penalty in multiples of $1.0 million upon 10 days’ written notice. The facility requires mandatory prepayment of amounts outstanding under the facility in the event of sale or loss of the assets of Navios including the sale of a vessel in the ordinary course of business. The credit facility contains a number of covenants, including covenants limiting the power to, subject to specified exceptions, the payment of dividends and redemptions, mergers and acquisitions, the incurrence of indebtedness and liens, and transactions with affiliates. The credit facility also requires compliance with a number of financial covenants including tangible net worth, debt coverage ratios, specified tangible net worth to the total debt percentages and minimum liquidity. It is an event of default under the credit facility if such covenants are not complied with or if Angeliki Frangou beneficially owns less than 20% of the issued stock or does not remain actively involved in ISE’s business. The credit facility is filed with this current report as Exhibit 10.1.

In addition, on July 14, 2005, ISE entered into a second amendment with the shareholders of Navios Maritime Holdings Inc., a Marshall Islands corporation, (“Navios”), to the previously announced Stock Purchase Agreement (“Purchase Agreement”), as amended, among Navios, the Shareholders’ Agent, all the shareholders of Navios and us, dated February 28, 2005. The Purchase Agreement was amended to, among other things, extend the date by which a closing must occur to up to August 31, 2005. The amendment is filed with this current report as Exhibit 10.2.

Item	9.01 Financial Statements and Exhibits

The following exhibit is furnished with this report:

Exhibit No.	Description
10.1	Senior Secured Credit Facility with HSH Nordbank AG, dated July 12, 2005

10.2	Second Amendment, dated July 14, 2005, among the Shareholders of Navios Maritime Holdings, Inc. and us to the Stock Purchase Agreement, dated February 28, 2005, among Navios Maritime Holdings, Inc., the Shareholders Agent, all of the shareholders of Navios Maritime Holdings, Inc. and us

99.1	Press Release dated July 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL SHIPPING ENTERPRISES, INC.

By:	/s/ Angeliki Frangou
Name:	Angeliki Frangou
Title:	Chairman, Chief Executive Officer and President

Date: July 15, 2005